CROSSWALK.COM, INC.
COMPUTATION OF EARNINGS PER SHARE
31-DEC-00

                                                 YEAR ENDED DECEMBER 31, 2000

BASIC EARNINGS PER SHARE:                         Common   Net Shares    Total    Grant/Purch.
                                                  Shares     Added      Shares       Date
                                                  ------     -----      ------       ----
Beginning balance                                                       7,592,972    01/01/00

Grant/Exercise of warrants:
Assumed issued and outstanding - beginning of period                       47,409    01/01/98
Cancellation of warrant                                                      (320)   04/01/00
Cancellation of warrant                                                      (158)   04/03/00
Cancellation of warrant                                                      (982)   04/04/00
Cancellation of warrant                                                      (219)   04/05/00

Stock issued in period:
Employee Compensation                                             706         706    01/10/00
Employee Compensation                                             656         656    01/21/00
Asset Purchase Agreement                                        5,000       5,000    02/01/00
Compensation for advertising                                   33,165      33,165    01/28/00
Compensation for advertising                                    5,853       5,853    02/17/00
Compensation for advertising                                   39,267      39,267    04/06/00
Compensation for advertising                                    6,929       6,929    04/06/00
Compensation for advertising                                    5,100       5,100    05/11/00
Compensation for advertising                                      900         900    05/11/00
Compensation for advertising                                   90,102      90,102    07/06/00
Compensation for advertising                                  128,125     128,125    09/25/00
Preferred Stock                                               862,069     862,069    09/29/00

Exercise of Stock Options in period:                            3,288       3,288    04/03/00
                                                                2,808       2,808    04/04/00
                                                                2,100       2,100    04/04/00
                                                               10,000      10,000    04/04/00

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End of period                                                           7,926,971
Days Outstanding from Beginning of Period
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Net Loss
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Net Loss per Share:  Diluted and Basic
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

                                                                        Diluted           Basic
BASIC EARNINGS PER SHARE:                                  Days        Weighted        Weighted
                                                        Outstanding     Shares          Shares
                                                        -----------     ------          ------
Beginning balance                                               366   2,779,027,752   2,779,027,752

Grant/Exercise of warrants:
Assumed issued and outstanding - beginning of period            366      17,351,694               -
Cancellation of warrant                                         275         (88,000)              -
Cancellation of warrant                                         273         (43,134)              -
Cancellation of warrant                                         272        (267,104)              -
Cancellation of warrant                                         271         (59,349)              -

Stock issued in period:
Employee Compensation                                           357         252,042         252,042
Employee Compensation                                           346         226,976         226,976
Asset Purchase Agreement                                        335       1,675,000       1,675,000
Compensation for advertising                                    339      11,242,935      11,242,935
Compensation for advertising                                    319       1,867,107       1,867,107
Compensation for advertising                                    270      10,602,090      10,602,090
Compensation for advertising                                    270       1,870,830       1,870,830
Compensation for advertising                                    235       1,198,500       1,198,500
Compensation for advertising                                    235         211,500         211,500
Compensation for advertising                                    179      16,128,258      16,128,258
Compensation for advertising                                     98      12,556,250      12,556,250
Preferred Stock                                                  94      81,034,486

Exercise of Stock Options in period:                            273         897,624         897,624
                                                                272         763,776         763,776
                                                                272         571,200         571,200
                                                                272       2,720,000       2,720,000

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                                                                    ---------------- ---------------
End of period                                                         2,939,740,433   2,841,811,840
Days Outstanding from Beginning of Period                                       366             366
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                                                                    ---------------- ---------------
                                                                          8,032,078       7,764,513

Net Loss                                                                (10,028,038)    (10,028,038)
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                                                                    ---------------- ---------------

Net Loss per Share:  Diluted and Basic                                        (1.25)          (1.29)
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